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                                                                      Exhibit 21

                                                                       [5/13/03]


                           SUBSIDIARIES OF THE COMPANY

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Name                                                       Jurisdiction of Incorporation
----                                                       -----------------------------
Mindspeed Technologies, Inc.                               Delaware
Mindspeed Technologies, LLC                                Delaware
Mindspeed Technologies Cayman Islands Ltd.                 Cayman Islands
Mindspeed Technologies B.V.                                Netherlands
Mindspeed Technologies Worldwide B.V.                      Netherlands
Mindspeed Technologies Company                             Canada
Mindspeed Technologies International GmbH                  Switzerland
MT International Y.K.                                      Japan
Mindspeed Technologies Ltd.                                U.K.
Mindspeed Technologies S.A.S.                              France
Mindspeed Technologies (Mauritius) Ltd.                    Mauritius
Mindspeed Technologies Development (Shenzhen) Co. Ltd.     PRC
Mindspeed Technologies Asia Pacific Ltd.                   Hong Kong
Mindspeed Technologies GmbH                                Germany
Mindspeed Technologies Commercial, Ltd.                    Israel
Mindspeed Technologies (Korea) Ltd.                        Korea
Mindspeed Technologies (K.K.)                              Japan
Mindspeed Technologies, S.r.l.                             Italy
Mindspeed Technologies, Oy                                 Finland
Mindspeed Technologies Taiwan, Ltd.                        Taiwan
Mindspeed Technologies Semiconductor Israel, Ltd.          Israel
Microcosm Communications Ltd.                              U.K.
Brooktree Corporation                                      California
Brooktree Broadband Holding, Inc.                          Delaware
Maker Communications, Inc.                                 Delaware
Applied Telecom, Inc.                                      Delaware
HotRail, Inc.                                              California
NPS Holding, Inc. (formerly NetPlane Systems, Inc.)        Massachusetts
NetPlane Systems International, LLC                        Delaware
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